March 6, 2025	97499.00002

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202-5207

Re:	Reorganization of Chestnut Street Exchange Fund into SGI Enhanced Market Leaders ETF

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (“RBB”), a Maryland corporation, in connection with the proposed acquisition by SGI Enhanced Market Leaders ETF, a newly formed series of RBB (the “Acquiring Fund”), of the assets and liabilities of Chestnut Street Exchange Fund, a California limited partnership (the “Acquired Fund”), in exchange for shares of the Acquiring Fund (the “Reorganization”).

This opinion relates to the shares of common stock of the Acquiring Fund, par value $0.001 per share (the “Shares”), to be issued in the Reorganization, and is furnished in connection with RBB’s Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents and that such originals are authentic; (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate; and (iv) the Shares will be issued in accordance with RBB’s Articles of Incorporation, as amended and supplemented; Bylaws, as amended; and resolutions of RBB’s Board of Directors relating to the creation, authorization and issuance of the Shares (the “Resolutions”).

This opinion is based exclusively on the federal securities laws of the United States of America, and the internal laws of the State of New York. To the extent that this opinion relates to matters governed by the laws of the State of Maryland, we have assumed, with your permission, that such laws are the same as the laws of the State of New York in all relevant respects.

On the basis of and subject to the foregoing and such other considerations as we deem relevant, we are of the opinion that upon the execution of the Agreement and Plan of Reorganization in connection with the Reorganization (the “Plan of Reorganization”), a copy of which is set forth in the Registration Statement, and the prior satisfaction of the conditions contained in the Plan of Reorganization, the Shares, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable by RBB.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (1) the federal securities laws of the United States of America, and (2) the internal laws of the State of New York.

This letter deals only with the specified legal issues it specifically addresses, and no opinion that is not expressly addressed should be inferred from any matter stated in this letter.

This opinion is rendered solely for the use of RBB and the Acquired Fund in connection with the Plan of Reorganization and the filing of the Registration Statement and may not be referred to or used for any other purpose or relied on by any other persons without our prior written approval. This opinion may not be relied upon for any other purpose or delivered to or relied upon by any other person without our express prior written consent, except that you may furnish a copy of this opinion for information (but not reliance): (i) to your independent auditors, and (ii) pursuant to order or legal process of any court or governmental agency. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, however, we do not admit that we are within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Paul Hastings LLP
Paul Hastings LLP